                                                                     EXHIBIT 2.2



                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
May 10, 2004, is among Waste Corporation of America, Inc., a Delaware corporation (the "Company"), WCA Waste Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of the Company ("Holding"), and WCA Merger Corporation, a Delaware corporation ("Merger Sub") and a direct, wholly-owned subsidiary of Holding.


                                    RECITALS:

      WHEREAS, the Company's authorized capital stock consists of (i) 20,000,000 shares of common stock, par value $0.01 per share (the "Company Common Stock"), of which 4,188,499 shares are issued and outstanding, and (ii) 8,000,000 shares of preferred stock, par value $0.01 per share, of which (A) 2,150,000 shares have been designated as Convertible Preferred Stock Series A (the "Company Series A Preferred Stock"), 1,428,572 of which are currently outstanding, and
(B) 5,048,077 shares have been designated as Convertible Preferred Stock Series B (the "Company Series B Preferred Stock"), all of which are currently outstanding; and

      WHEREAS, as of the date hereof, Holding's authorized capital stock consists of (i) 20,000,000 shares of common stock, par value $0.01 per share (the "Holding Common Stock"), of which 10,000 shares are issued and outstanding and owned by the Company, and (ii) 8,000,000 shares of preferred stock, par value $0.01 per share, of which (A) 2,150,000 shares have been designated as Convertible Preferred Stock Series A (the "Holding Series A Preferred Stock"), none of which are currently outstanding, and (B) 5,048,077 shares have been designated as Convertible Preferred Stock Series B (the "Holding Series B Preferred Stock"), none of which are currently outstanding; and

      WHEREAS, as of the date hereof, Merger Sub has an authorized capital stock consisting of 100,000 shares of common stock, par value $0.01 per share (the "Merger Sub Common Stock"), of which 10,000 shares are issued and outstanding and owned by Holding; and


      WHEREAS, the designations, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Holding Common Stock, the Holding Series A Preferred Stock and the Holding Series B Preferred Stock are the same as those of the Company Common Stock, the Company Series A Preferred Stock and the Company Series B Preferred Stock, respectively; and


      WHEREAS, the Certificate of Incorporation of Holding (the "Holding Charter") and the Bylaws of Holding (the "Holding By-laws") immediately after the Effective Time (as hereinafter defined) will contain provisions identical to the Certificate of Incorporation of the Company, as amended (the "Company Charter") and Bylaws of the Company (the "Company By-laws") immediately before the Effective Time (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")); and

      WHEREAS, the directors and officers of the Company immediately prior to the Merger (as hereinafter defined) will be the directors and officers of Holding as of the Effective Time; and

      WHEREAS, Holding and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated; and

      WHEREAS, the Company desires to create a new holding company structure by merging Merger Sub with and into the Company with the Company continuing as the surviving corporation of such merger, and each outstanding share of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock being converted in such merger into a like number of shares of Holding Common Stock, Holding Series A Preferred Stock and Holding Series B Preferred Stock, respectively, all in accordance with the terms of this Agreement (the "Merger");


      WHEREAS, the Company, Holding and Merger Sub intend that the Merger will be a nontaxable transaction under the Internal Revenue Code of 1986, as amended, and that this Agreement will qualify as a plan of reorganization under Treasury Regulation Section 1.368-1; and

      WHEREAS, the boards of directors of Holding, Merger Sub and the Company, and Holding, in its capacity as the sole stockholder of Merger Sub, have approved this Agreement and the Merger;

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holding and Merger Sub hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

      SECTION 1.1 THE MERGER. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, at the Effective Time (defined below), be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

      SECTION 1.2 EFFECTIVE DATE. The parties shall file this Agreement, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware (the "Secretary of State") and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of the date and time the Secretary of State accepts this Agreement for filing, as indicated by the Secretary of State's filing endorsement thereon, in accordance with Section 103 of the DGCL (such date and time being referred to herein as the "Effective Time").

      SECTION 1.3 CERTIFICATE OF INCORPORATION. From and after the Effective Time, the Company's Charter, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation's Charter") until thereafter amended as provided by law; provided, however, that, from and after the Effective Time a new FIFTEENTH paragraph shall be added thereto, which shall read in its entirety as follows:

             "FIFTEENTH: Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation the approval of the stockholders of this Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of

      WCA Waste Corporation, a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware and/or this Certificate of Incorporation."

      SECTION 1.4 BYLAWS. From and after the Effective Time, the Company Bylaws, as in effect immediately prior to the Effective Time, shall constitute the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

      SECTION 1.5 DIRECTORS. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and the Bylaws of the Surviving Corporation or as otherwise provided by law.

      SECTION 1.6 OFFICERS. The officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and the Bylaws of the Surviving Corporation or as otherwise provided by law.

      SECTION 1.7 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Holding, Merger Sub, the Company or the holder of any of the following securities:

      (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of Holding Common Stock.

      (b) Conversion of Company Series A Preferred Stock. Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of Holding Series A Preferred Stock.

      (c) Conversion of Company Series B Preferred Stock. Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of Holding Series B Preferred Stock.

      (d) Conversion of Company Options. Each option for the purchase of Company Common Stock issued pursuant to the Company's 1999 Non-Qualified Stock Option Plan and outstanding immediately prior to the Effective Time (each a "Company Option") shall be converted into and thereafter represent one option for the purchase of Holding Common Stock issued pursuant to Holding's 2004 Non-Qualified Stock Option Plan (each a "Holding Option"), the material terms and conditions of which Holding Option shall be substantially identical in all material respects to those of such Company Option converted.

      (e) Conversion of Company Warrants. Each warrant for the purchase of Company Common Stock issued and outstanding immediately prior to the Effective Time (each a "Company Warrant") shall be converted into and thereafter represent one duly issued warrant for the purchase of Holding Common Stock (each a "Holding Warrant"), the material terms and conditions of which Holding Warrant shall be substantially identical in all material respects to those of such Company Warrant converted.

      (f) Conversion of Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      (g) Cancellation of Capital Stock of Holding. Each share of Holding Common Stock that is owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.


      (h) Rights of Certificate Holders. From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.8 of this Agreement.



      SECTION 1.8 NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding stock certificate that, immediately prior to the Effective Time, evidenced Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holding Common Stock, Holding Series A Preferred Stock or Holding Series B Preferred Stock, respectively, into which such shares of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock were converted pursuant to the provisions of Section 1.7(a), (b) or (c) of this Agreement.


                                    ARTICLE 2
                                    COVENANTS

      SECTION 2.1 ELECTION OF DIRECTORS. Effective immediately prior to the Effective Time, the Company, in its capacity as the sole stockholder of Holding, will cause the board of directors of Holding to effect, and Holding hereby agrees to effect, such amendments to the Holding Bylaws as are necessary to increase the number of directors of Holding to equal the number of directors of the Company, and the Company, in its capacity as the sole stockholder of Holding, will elect each person who is then a member of the board of directors of the Company as a director of Holding, (and to be the only directors of Holding) each of whom shall serve until the next annual meeting of stockholders of Holding and until his successor shall have been elected and qualified.

      SECTION 2.2 CAPITAL CONTRIBUTION COMMITMENT AND GUARANTY.

      (a) Simultaneously with the consummation of the Merger, Holding shall enter into a capital contribution commitment agreement with the Company in the form agreed to by the Holding and the Company (the "Capital Contribution Commitment Agreement"), pursuant to which WCA Waste will, as additional consideration for Waste Corp entering into this Agreement and consummating the Merger, agree to make a contribution to the capital of Waste Corp in the amount of $20 million if and when WCA Waste closes an initial public offering of shares of WCA Waste Common Stock on or before August 31, 2004.


      (b) Simultaneously with the consummation of the Merger, Holding shall also execute and deliver to Waste Management, Inc. a guaranty agreement (the "Guaranty Agreement"), pursuant to which Holding will agree to guarantee payment of all of the obligations of the Company pursuant to that certain promissory note dated September 28, 2000 payable by the Company to Waste Management, Inc. in the initial principal amount of $10,446,582. By its terms, such Guaranty Agreement shall only become effective if Holding fails to close an initial public offering of shares of Holding Common Stock ("IPO") on or before August 31, 2004 or if the IPO is terminated on or before or extended to a date after August 31, 2004.


                                    ARTICLE 3
                            TERMINATION AND AMENDMENT

      SECTION 3.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the board of directors of the Company, Holding or Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void, and neither the Company, Holding or Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

      SECTION 3.2 AMENDMENT. This Agreement may be supplemented, amended or modified by the mutual consent of the boards of directors of the parties to this Agreement.

                                   ARTICLE 4
                           MISCELLANEOUS PROVISIONS

      SECTION 4.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

      SECTION 4.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

      SECTION 4.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto and supersedes all other prior or contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                            (SIGNATURE PAGE FOLLOWS)

      IN WITNESS WHEREOF, Holding, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  WASTE CORPORATION OF AMERICA, INC.


                                  By: /s/ Charles A. Casalinova
                                     -------------------------------------------
                                  Name: Charles A. Casalinova
                                       -----------------------------------------
                                  Title: Senior Vice President
                                        ----------------------------------------



                                  WCA WASTE CORPORATION


                                  By: /s/ Charles A. Casalinova
                                     -------------------------------------------
                                  Name: Charles A. Casalinova
                                       -----------------------------------------
                                  Title: Senior Vice President
                                        ----------------------------------------



                                  WCA MERGER CORPORATION


                                  By: /s/ Charles A. Casalinova
                                     -------------------------------------------
                                  Name: Charles A. Casalinova
                                       -----------------------------------------
                                  Title: Senior Vice President
                                        ----------------------------------------

                             SECRETARY'S CERTIFICATE

      I, Tom J. Fatjo, III, Secretary of Waste Corporation of America, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been duly signed on behalf of WCA Merger Corporation, a Delaware corporation, and WCA Waste Corporation, a Delaware corporation, was duly adopted pursuant to Subsection (g) of Section 251 of the Delaware General Corporation Law and the conditions specified in the first sentence of such Subsection have been satisfied; and that the Agreement and Plan of Merger was thereby adopted by action of the board of directors of Waste Corporation of America, Inc., and is the duly adopted agreement and act of said corporation.


      WITNESS my hand on this 10th day of May, 2004.



                                  /s/ Tom J. Fatjo, III
                                  ----------------------------------------------
                                  Tom J. Fatjo, III, Secretary